Exhibit 10.2

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) is made effective as of 10 August 2021, by and between SVF Investment Corp. 3, a Cayman Islands exempted company (the “Company”), and SVF Sponsor III (DE) LLC (the “Sponsor”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-252788for the Company’s initial public offering (the “Offering”) disclosed that the Company and the Sponsor have agreed to enter into an agreement whereby the Company indemnifies the Sponsor and its affiliates, including, without limitation, SoftBank Investment Advisers, SB Investment Advisers (UK) Limited, SB Investment Advisers (US) Inc., and SoftBank Group Corp. (collectively the “SB Entities”) from any claims made by the Company or a third party in respect of any investment opportunities sourced by them, any liability arising with respect to their activities in connection with the Company’s affairs, and for any services that are provided between the Company and any such party.

The Company covenants and agrees (i) that the SB Entities and their respective current, former or future employees, directors, officers, partners, managers, agents, successors and assigns (collectively, the “SB Entity Indemnitees”) shall not be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage or expense arising from or in connection with any services, or from any SB Entity Indemnitee’s financial interest (whether through equity, debt or otherwise) in or control or alleged control of the Company, including any investment opportunities sourced by them, and any liability arising with respect to their activities in connection with the Company’s affairs (any of the foregoing, collectively, the “SB Capacity”), except to the extent a court of competent jurisdiction has determined by entry of a final and non-appealable judgment to have resulted by fraud or willful misconduct by a SB Entity Indemnitee and (ii) to, at its own cost and expense, defend, indemnify and hold harmless the SB Entity Indemnitees from and against any and all claims against a SB Entity Indemnitee by the Company, its subsidiaries or any other person with respect to, or in any way related to, any SB Capacity and any and all losses, liabilities, damages or expenses (including reasonable attorneys’ fees) arising or resulting therefrom, except to the extent a court of competent jurisdiction has determined by entry of a final and non-appealable judgment to have resulted by fraud or willful misconduct by a SB Entity Indemnitee; provided, that in no event shall any SB Entity Indemnitee have any right or claim of any kind pursuant to this Agreement in or to the trust account established to hold the proceeds of the Offering. Each SB Entity Indemnitee is an express and intended third party beneficiary of this Agreement.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this Agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

SVF Investment Corp. 3

By:	/s/ Navneet Govil
Name:	Navneet Govil
Title:	Director

SVF Sponsor III (DE) LLC

By:	/s/ Daniel Elefant
Name:	Daniel Elefant
Title:	Director